Exhibit 99.2

VIGGLE ANNOUNCES DEVELOPER PLATFORM TO ENRICH SECOND SCREEN EXPERIENCES
New Tools Make Interactive TV Scalable and Easy to Monetize for TV Networks and Producers

NEW YORK – July 30, 2012 – ViggleSM (VGGL), the fast growing loyalty program for television, announced today a move to open its platform to third party developers. The company has released a free Viggle Platform Developer Kit (VPDK) so TV networks, producers and programmers will be able to easily develop their own show or channel specific enhancements and experiences using features that have proven very popular with viewers such as real-time polls, games and quizzes.

“Opening the Viggle platform to networks, cable operators and producers allows our partners to optimize the in-show experience for Viggle users,” said Chris Stephenson, president of Viggle Inc. “Partners will benefit from the power of our rewards ecosystem while creating their own unique programming enhancements.”

Applications built with the Viggle Platform Developer Kit can range from simple content experiences like video playlists, news headlines and photo slideshows to fully immersive games where users can interact and earn Viggle points. The VPDK is comprised of the Viggle Platform API and a variety of audience engagement tools.

Built with the developer in mind, the Viggle API leverages common web standards like HTML5, CSS3 and JavaScript, to dramatically reduce time to market. Apps developed with HTML5 can be seamlessly integrated into both the iOS and Android versions of Viggle via the JavaScript API. Viggle’s audience engagement tools are a collection of widgets that enable developers to easily create polls, prediction cards, mood-o-meters, trivia, quizzes and other show-enhancing experiences that can be synchronized with what’s on-air.

Viggle recently demonstrated the power of the Viggle Platform Developer Kit with the launch of MyGuy, a real-time fantasy sports game. When Viggle users check into a game, MyGuy recognizes which teams are playing, making it easy for them to select and substitute players as they wish. The better their players perform in the game, the more Viggle points the Viggle users win. Viggle introduced MyGuy during five games in the NBA Finals and 75 percent of Viggle users who had checked into the games used MyGuy to play along live.

The Viggle Platform Developer Kit is free and developers retain any profit generated from their app within the Viggle experience. To get started, developers can contact platform@viggle.com.

About Viggle℠
Viggle is a loyalty program for television that gives people real rewards for checking into the television shows they are watching. Available for Android, Apple iPhone®, iPad® and iPod touch®, Viggle automatically identifies the television shows its users are watching and awards them points when they check-in. Viggle users can redeem their points in the app’s rewards catalogue for items such as movie tickets, music, gift cards or they can convert them into charitable donations. For more information, visit http://www.viggle.com, follow us on Twitter @Viggle or like us on Facebook.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of July 30, 2012.   Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Media Contact:
Laura Gonia
Weber Shandwick for Viggle
Viggle@webershandwick.com
Tel. 206.576.5580

Jason Reindorp
VP, Marketing
Jason@viggle.com
Tel. 206.226.4085

Investor Relations:
John Small
Head of Strategy & Corp. Development—Viggle
John@viggle.com
Tel. 212.231.0092